                                                                 EXHIBIT 10.10.1

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                              VIPER WIRELESS, INC.

                          TELECORP HOLDING CORP., INC.

                             and TELECORP PCS, INC.

                           Dated as of March 1, 1999

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                            STOCK PURCHASE AGREEMENT
                            ------------------------

  STOCK PURCHASE AGREEMENT dated as of March 1, 1999 by and among Viper Wireless, Inc., a Delaware corporation (the "Company"), TeleCorp Holding Corp., Inc. a Delaware corporation (the "Purchaser") and TeleCorp PCS, Inc., a Delaware corporation (the "Parent").

  WHEREAS, the Purchaser is the wholly-owned subsidiary of the Parent;

  WHEREAS the Company is seeking to raise $25,000,000 from investors to fund its participation in the reauction conducted by the Federal Communications Commission ("FCC") for the sale of broadband Personal Communications Services ("PCS") licenses (the "PCS Licenses") in the "C" Block (the "PCS "C" Block Auction"), as set forth in Parts 1 and 24 of Title 47 of the Code of Federal Regulations (the "CFR"), scheduled to commence on March 23, 1999;

  WHEREAS, the Purchaser is committing to invest up to $25,000,000 in the Company at one or more Closings (hereinafter defined) in consideration of the issuance by the Company of 100,000 shares of its Series A Preferred Stock, $.01 par value per share and 42,500 shares of its Class B Common Stock, no par value per share (collectively, the "Securities"), and the Company wishes to issue and sell the Securities to the Purchaser, all on the terms and subject to the conditions herein set forth;

  WHEREAS, in order to fund the Purchaser's purchase of the Securities, the Parent wishes to contribute up to $25,000,000 to the capital of the Purchaser, but solely subject to the terms and conditions set forth, and the Purchaser is willing to accept such capital contribution subject to said terms and conditions.

  NOW THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereafter set forth, the parties agree as follows: covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          For purposes of this Agreement:

          "Accrued Dividend" with respect to any date, means $250 multiplied by
           ----------------
0.10 multiplied by a fraction, the numerator of which is the number of days elapsed since the Closing Date and the denominator is 365.

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means
             -------                        -----------       ----------
the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Aggregate Commitment" means $25,000,000.
           --------------------

          "Agreement" means this Stock Purchase Agreement, as the same may be
           ---------
amended, modified or supplemented in accordance with the terms hereof.

          "Business Day" means any day other than a Saturday, Sunday or a legal
           ------------
holiday in New York, New York or any other day on which commercial banks in New York, New York are authorized by law or governmental decree to close.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

          "Claim" has the meaning set forth in Section 8.5(a).
           -----

          "Class A Common Stock" means the Class A Common Stock, no par value
           --------------------
per share, of the Company.

          "Class B Common Stock" means the Class B Common Stock, no par value
           --------------------
per share, of the Company.

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Common Stock" means, collectively, Class A Common Stock and Class B
           ------------
Common Stock.

          "Company" has the meaning set forth in the preamble.
           -------

          "Confidential Information" means any and all information regarding the
           ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

          "Consents" means all consents and approvals of Governmental
           --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Company to operate its business after the Closing Date as currently contemplated.

          "Courts" has the meaning set forth in Section 10.6.
           ------

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          "Credit Agreement" means the agreement among the Parent, the lenders
           ----------------
and the agents referred to therein, as of July 17, 1998, providing a credit facility having aggregate commitments of $525 million, as amended to date and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

          "Excess Funds" has the meaning set forth in Section 2.1(b).
           ------------

          "FCC" means the Federal Communications Commission or similar
           ---
regulatory authority established in replacement thereof.

          "FCC Law" means the Communications Act of 1934, as amended, including
           -------
as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

          "Funding Date" and "Funding Dates" and have the meanings set forth in
           ------------       -------------
Section 2.1.

          "Governmental Authority" means a Federal, state or local court,
           ----------------------
legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

          "Indemnified Party" has the meaning set forth in Section 8.4(a).
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 8.4(a).
           ------------------

          "Initial Cash Contribution" means $17,818,549.
           -------------------------

          "Law" means applicable common law and any statute, ordinance, code or
           ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "Losses" has the meaning set forth in Section 8.2.
           ------

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

          "PCS" has the meaning set forth in the preamble.
           ---

          "PCS `C' Block Auction" has the meaning set forth in the preamble.
           ---------------------

          "PCS Licenses" has the meaning set forth in the preamble.
           ------------

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "Preferred Stock" means the Series A Preferred Stock, no par value per
           ---------------
share, of the Company.

          "Purchaser" has the meaning set forth in the preamble.
           ---------

          "Required Funds" has the meaning set forth in Section 2.1(b).
           --------------

          "Restated Certificate" means the Amended and Restated Certificate of
           --------------------
Incorporation of the Company, dated as of the Closing Date.

          "Section 8.2 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.2.

          "Section 8.3 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.3.

          "Securities" has the meaning set forth in the preamble.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Transactions" means the transactions contemplated by this Agreement.
           ------------

          When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

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                                  ARTICLE II

                               PURCHASE AND SALE
                               -----------------

                OF SECURITIES; CERTAIN RESTRICTIONS ON TRANSFER
                -----------------------------------------------

     2.1. Purchase and Sale of Securities. (a)  Upon the terms and subject to
          -------------------------------
the conditions hereof and in reliance upon the representations, warranties and agreements herein contained: (i) effective upon the Closing, Purchaser hereby irrevocably commits to contribute to the capital of the Company an amount equal to its Aggregate Commitment, and (ii) at the Closing, shall contribute to the capital of the Company an amount equal to its Initial Cash Contribution and the Company shall accept such capital contribution. Upon prior notice from the Company, Purchaser shall contribute to the capital of the Company additional amounts as requested by the Company, up to an aggregate amount equal to its Aggregate Commitment over the Initial Cash Contribution, on the dates specified by the Company in such notices (each such date, a "Funding Date" and collectively with the Closing Date, the "Funding Dates"). The obligation of the Purchaser to make such additional capital contributions in respect of its Aggregate Commitment in accordance with this Section 2.1 is sometimes referred to herein as the "Unfunded Commitment." The Purchaser acknowledges and agrees
                  -------------------
that its obligation to make capital contributions to the Company after the Closing Date in respect of its Unfunded Commitment constitutes an irrevocable and unconditional obligation, and shall not be subject to counterclaim, set-off, deduction or defense, or to abatement, suspension, deferment, diminution or reduction for any reason whatsoever. By way of amplification, and not in limitation of the foregoing, the Purchaser further acknowledges and agrees to fulfill its obligations in respect of its Unfunded Commitment regardless of any claims it may have against any other Person (whether or not related to the Transactions) and regardless of the existence or non-existence of any facts or circumstances (whether or not such facts and circumstances existed on the date hereof or the Closing Date or were then known by it).

          (b) In the event that the amounts paid to the Company on the Funding Dates exceeds the amount required by the Company (i) to acquire any PCS Licenses awarded to the Company at the PCS `C' Block Auction and (ii) to pay fees and expenses incurred in connection with the Transactions (the "Required Funds"), the Company shall use its best efforts to secure the return of the excess of such funds over the Required Funds (the "Excess Funds") as soon as practicable and shall, no later than the 2nd Business Day following the return of the Excess Funds from the FCC (the "Redemption Date"), redeem from the Purchaser that number of shares of Preferred Stock which is equal to the amount of the Excess Funds divided by the sum of (x) $250 and (y) the Accrued Dividend as of the Redemption Date (the "Redeemed Shares"). Upon such redemption, the Purchaser shall deliver to the Company a stock certificate or certificates, duly endorsed for transfer to the Company, or accompanied by duly endorsed stock powers, representing the Redeemed Shares. As payment in full for the Redeemed Shares, and against delivery of the stock certificate or certificates therefor as aforesaid, upon such redemption, the Company shall deliver to the Purchaser, by federal wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Purchaser, an amount equal to the Excess Funds.

          (c) In the event that the Company is not awarded any PCS Licenses at the PCS `C' Block Auction, or the Company shall stop bidding at the PCS `C' Block Auction, the

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Company shall use its best efforts to secure the return of its funds as soon as is practicable and shall, within 2 business days of the return of its funds from the FCC, redeem from the Purchaser all of the Preferred Stock purchased hereunder. Upon such redemption, the Purchaser shall deliver to the Company a stock certificate or certificates, duly endorsed for transfer to the Company, or accompanied by duly endorsed stock powers, representing such Preferred Stock. As payment in full for such Preferred Stock, and against delivery of the stock certificate or certificates therefor as aforesaid, upon such redemption, the Company shall deliver to the Purchaser, by federal wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Purchaser, an amount equal to the Purchase Price.

          (d) In order to fund the purchase of the Securities, on or before each of the Funding Dates, upon prior notice from the Purchaser, the Parent shall, subject to the conditions set forth herein, contribute the amounts specified by the Purchaser, up to an aggregate of $25,000,000, to the capital of the Purchaser (the "Capital Contributions"). The Capital Contributions shall be used only for the purchase of the Securities by the Purchaser and for no other purpose. In the event that the Purchaser receives from the Company Excess Funds pursuant to subsections 2.1(b) or 2.1(c) above, the Purchaser shall immediately return the full amount of the Excess Funds to the Parent as a return of capital. The Parent acknowledges and agrees that its obligation to make capital contributions to the Purchaser constitutes an irrevocable and unconditional obligation, and shall not be subject to counterclaim, set-off, deduction or defense, or to abatement, suspension, deferment, diminution or reduction for any reason whatsoever. By way of amplification, and not in limitation of the foregoing, the Parent further acknowledges and agrees to fulfill its obligations in respect of its capital contributions regardless of any claims it may have against any other Person (whether or not related to the Transactions) and regardless of the existence or non-existence of any facts or circumstances (whether or not such facts and circumstances existed on the date hereof or the Closing Date or were then known by it).

     2.2  Issuance of Securities.  At the Closing, the Company shall issue and
          ----------------------
deliver to the Purchaser the shares of Class B Common Stock and Preferred Stock set forth on Schedule I attached hereto. At each subsequent Funding Date, the Company shall issue and deliver to the Purchaser the number of shares of preferred stock which are equal to100,000 multiplied by the quotient of the dollar amount contributed on such Funding date divided by the Aggregate Commitment.

     2.3  Restrictive Legends.  Each certificate representing the Securities
          -------------------
will bear a legend, in addition to any legends otherwise required by Law, reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this
Agreement:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), OR UNDER ANY STATE SECURITIES OR `BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED,

     ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS."

     2.4. Use of Proceeds.  The Company shall use the net cash proceeds of its
          ---------------
sale of Securities to the Purchaser hereunder to fund its purchase of PCS Licenses at the PCS `C' Block Auction and to pay fees and expenses incurred in connection with the Transactions.

                                  ARTICLE III

                                    CLOSING

     3.1. Time and Place of Closing.  Upon the terms and subject to the
          -------------------------
conditions hereof, the closing of the Transactions (the "Closing") shall take
                                              -------
place at the offices of McDermott, Will & Emery, 28 State Street, Floor 33, Boston, Massachusetts at 10:00 a.m. local time simultaneously with the execution hereof, or at such other place and/or time and/or on such other date as the parties may agree (the "Closing Date"). The Closing shall be deemed to have
                        ------------
occurred as of 12:01 a.m. on the Closing Date.

     3.2. Closing Actions and Deliveries. To effect the purchase and sale of the
          ------------------------------
Securities and consummate the other Transactions, the parties shall on the Closing Date take the following actions:

          (a) Capital Contribution. The Parent shall contribute an amount equal
              --------------------
to the Initial Cash Contribution to the Purchaser.

          (b) Purchaser Payment. The Purchaser shall deliver to the Company by
              -----------------
wire transfer of immediately available funds to the account designated by the Company on or prior to the Closing Date an amount equal to the Initial Cash Contribution.

          (c) Delivery of Securities. The Company shall deliver to the Purchaser
              ----------------------
certificates duly executed by authorized signatories of the Company, representing the Securities to be issued to it in accordance with the terms of
Section 2.2.

          (d) Other Deliveries. The parties shall execute and deliver or cause
              ----------------
to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transactions contemplated to be consummated on the Closing Date.

     3.3. Closing Costs; Taxes and Fees.  The Company shall pay or cause to be
          -----------------------------
paid at the Closing or, if due prior to the Closing or thereafter, promptly when due, all transfer taxes (including sales taxes, gross receipts taxes, stamp taxes, and other taxes) payable solely as a result of a transfer of the Contributions pursuant to this Agreement, but excluding any federal, state, local or other jurisdictional income taxes (or franchise, excise, gross receipts or other taxes that are generally imposed on a party on a periodic basis as a result of a party's status, presence, conduct of business, holding of assets, income, revenues, activities or other items).

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Company as follows:

     4.1. Organization, Power and Authority.
          ---------------------------------

          (a) The Purchaser is a corporation, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) It has the requisite power and authority to execute, deliver and perform this Agreement, and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (c) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions.

          (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate the Transactions.

          (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

          (f) As of the Closing Date, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement.

     4.2. Consents; No Conflicts. Neither the execution, delivery and
          ----------------------
performance by it of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on
Schedule 4.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 4.2 or the approval of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have been obtained), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions.

     4.3. Litigation. There is no action, proceeding or investigation pending
          ----------
or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the Transactions to which it is a party or to fulfill its obligations under this Agreement or which seeks to prevent or challenge the Transactions.

     4.4. FCC Compliance.  It complies with all eligibility rules issued by the
          --------------
FCC to hold broadband PCS Licenses, including without limitation, FCC rules on foreign ownership. Set forth opposite its name on Schedule 4.4 are all "attributable" interests (within the meaning of Section 20.6 of the FCC's Rules) that it holds in CMRS licenses that overlap the territory covered by the PCS Licenses to be bid on at the PCS "C" Block Auction.

     4.5. Brokers. It has not employed any broker, finder or investment banker
          -------
or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

     4.6. No Distribution.  It is acquiring the Securities to be acquired by it
          ---------------
hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Securities Act and all applicable state securities laws).

     4.7. Investor Acknowledgments.  (a)  It is an "accredited investor" as
          ------------------------
defined in Regulation D of the Securities Act. Its representatives have been provided an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives regarding the terms and conditions of its purchase of Securities, and the Company and its proposed business generally, and have obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase.

          (b) It has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of purchasing the Securities it is purchasing hereunder.

          (c) It is not relying on and acknowledges that no representation is being made by the Company or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement, and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (x) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations and
(y) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement and such information and documents obtained by it as a stockholder of the

Company and through its representatives who serve as members of the Company's board of directors, as the case may be.

          (d) In deciding to invest in the Company, it has relied exclusively on the representations and warranties expressly set forth in this Agreement, and the investigations made by itself and its representatives and its and such representatives' knowledge of the industry in which the Company proposes to operate. Based solely on such representations and warranties and such investigations and knowledge and such information obtained by him or it by virtue of his or its status as a stockholder of the Company, and through its representatives who serve as members of the Company's board of directors, as the case may be, it has determined that the Securities it is acquiring are a suitable investment for it.

          (e) The Purchaser understands that the Securities purchased hereby may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Purchaser is aware that none of the Securities may be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchaser as follows:

     5.1. Organization, Power and Authority.  (a)  The Company is a corporation
          ---------------------------------
duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

          (b) It has the requisite power, authority and/or legal capacity to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (c) The Company is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions.

          (d) The execution and delivery of this Agreement and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and shareholders and, except for the filing of an amendment to the Company's Restated Certificate with the office of the Secretary of State of Delaware, no other proceedings which have not been taken are necessary to authorize this Agreement or to consummate the Transactions.

          (e) This Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

          (f) As of the Closing, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement.

     5.2. Consents; No Conflicts. Neither the execution, delivery and
          ----------------------
performance of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on
Schedule 5.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 5.2 or the approval of its Board of Directors or its stockholders (which approval has been obtained), except in each case where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions or the operation of its business after the Closing Date. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement or disqualify it from obtaining the Consents required in order to consummate the Transactions.

     5.3. Litigation. There is no action, proceeding or investigation pending
          ----------
or, to its knowledge, threatened against it or any of its properties or assets that would have an adverse effect on its ability to consummate the Transactions to which it is a party or to fulfill its obligations under this Agreement or to operate its business after the Closing Date, or which seeks to prevent or challenge the Transactions. There is no judgment, decree, injunction, rule or order outstanding against it which would limit in any material respect its ability to operate its business in the manner currently contemplated.

     5.4. FCC Compliance. The Company complies, and after giving effect to the
          --------------
Transactions will comply, with all eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap.

     5.5. Brokers. It has not employed any broker, finder or investment banker
          -------
or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

     5.6. Capitalization (a) As of the date hereof, the authorized capital stock
          --------------
of the Company consists of 15,000 shares of Class A Common Stock, of which 7,500 shares are currently issued and outstanding and 85,000 shares of Class B Common Stock, none of which is currently issued and outstanding. As of the Closing Date, after giving effect to the filing of the Restated Certificate and the Transactions there will be issued and outstanding the shares of Preferred Stock and Common Stock set forth on
Schedule I. The record and beneficial owners of such outstanding shares of Common Stock and Preferred Stock, as of the Closing Date, after giving effect to the Transactions, are set forth on Schedule I.

          (b) Except as set forth on Schedule 5.6, on the Closing Date, after giving effect to the Transactions, there will not be any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company, except the Securities being sold hereunder.

     5.7. Shares.  The Securities being issued to the Purchaser hereunder, when
          ------
issued and paid for pursuant to the terms of this Agreement and after giving effect to the filing of the Restated Certificate, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Restated Certificate.

     5.8. Offering of Securities.  (a)  None of the Company or any Person acting
          ----------------------
on its behalf has offered the Securities or any similar equity securities of the Company for sale to, or solicited any offers to buy Securities or any similar equity securities of the Company from, any Person, other than the Purchaser and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities Act).

          (b) None of the Company or any Person acting on its behalf will, directly or indirectly, take any action which might subject the offering, issuance or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

          (c) Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.7, each of the offering and sale of Securities under this Agreement to the Purchaser complies with all applicable requirements of Federal and state securities laws.

     5.9. Subsidiaries.  The Company has no Subsidiaries.
          ------------

                                  ARTICLE VI

                                   COVENANTS

     6.1. Consummation of Transactions.  Each party shall use all commercially
          ----------------------------
reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement and to consummate the Transactions, which efforts shall include, without limitation, the following:

          (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including the approval of this Agreement and the Transactions by all Governmental Authorities and agencies, including the FCC delivery and performance of this Agreement or the consummation of the Transactions, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions.

          (b) Each party shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by the Company or any other party in connection with the Transactions or otherwise to determine compliance with applicable FCC Law.

          (c) Upon the request of any other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

     6.2. Use of Proceeds.  The Company shall use the proceeds of the sale of
          ---------------
Securities only for the purposes described in Section 2.4.

     6.3. Offering of Securities. None of the Company or any Person acting on
          ----------------------
its behalf will, directly or indirectly, take any action which might subject the offering, license or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.


                                  ARTICLE VII

                            [INTENTIONALLY OMITTED]

                                 ARTICLE VIII

                         SURVIVAL AND INDEMNIFICATION

     8.1. Survival. Except for the representations and warranties contained in
          --------
Sections 4.1(a), (b), (d) and (e), and 5.1(a), (b), (d) and (e) (which shall survive the Closing, without regard to any investigation made by any of the parties hereto, until the expiration of the applicable statute of limitations relating thereto), the representations and warranties made in this Agreement shall survive the Closing without regard to any investigation made by any of the parties hereto until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to the expiration of the applicable survival period to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire upon the application of the applicable survival period of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such expiration to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII.

     8.2. Indemnification by the Purchaser. The Purchaser shall indemnify and
          --------------------------------
hold harmless the Company and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2 Indemnified Party"), against all liabilities and
               -----------------------------
expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") incurred by
                                                          ------
him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which he or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.2 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from (a) any representation or warranty of the Purchaser contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Purchaser or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.2 Indemnified Party or its Affiliates.

     8.3. Indemnification by the Company. The Company shall indemnify and hold
          ------------------------------
harmless the Purchaser and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"), against all Losses incurred by
               -----------------------------
him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which he or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.3 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from (a) any representation or warranty of the Company contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such
Section 8.3 Indemnified Party or its Affiliates.

     8.4. Procedures.
          ----------

          (a) The terms of this Section 8.4 shall apply to any claim (a "Claim")
                                                                         -----
for indemnification under the terms of Sections 8.2 or 8.3. The Section 8.2 Indemnified Party or Indemnified Party (each, an "Indemnified Party"), as
                                                  -----------------
the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "Indemnifying Party") under the applicable Section,
                         ------------------
which party may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless, in the case of approval of a proposed settlement, such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this
Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

          (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

          (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

          (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) the Purchaser, its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Company, its respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.

                                  ARTICLE IX

                            [INTENTIONALLY OMITTED]

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     10.1.     Amendment and Modification. This Agreement may be amended,
               --------------------------
modified or of the parties.

     10.2.     Waiver of Compliance; Consents. Any failure of any of the parties
               ------------------------------
to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

     10.3.     Notices. All notices or other communications hereunder shall be
               -------
in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

     If to a Purchaser, to it:

     1010 N. Glebe Road, Suite 800
     Arlington, Virginia  22201
     Attn:  General Counsel
     Facsimile: (703) 236-1376

     If to the Company, to it:

     1010 N. Glebe Road, Suite 800
     Arlington, Virginia  22201
     Attn:  General Counsel
     Facsimile: (703) 236-1376


     10.4.     Parties in Interest; Assignment. This Agreement is binding upon
               -------------------------------
and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Neither the Company nor the Purchaser may assign its rights and obligations hereunder without the prior written consent of each of the other parties.

     10.5.     Applicable Law. This Agreement shall be governed by and construed
               --------------
in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "Courts") for any litigation arising out
                                       ------
of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the Courts and agrees not to plead or claim in any Court that such litigation brought therein has been brought in an inconvenient forum.

     10.6.     Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.7.     Interpretation. The article and section headings contained in
               --------------
this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     10.8.     Entire Agreement. This Agreement, including the exhibits and
               ----------------
schedules hereto and thereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transactions.

     10.9.     Publicity. So long as this Agreement is in effect, the parties
               ---------
agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the Transactions without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 10.10 by a party shall not give rise to any right to terminate this Agreement.


     10.10.    Specific Performance.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Courts.

     10.11.    Remedies Cumulative. All rights, powers and remedies provided
               -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     10.12.    Severability. Any provision of this Agreement that is prohibited
               ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     10.13.    Beneficiaries of Agreement.  The representations, warranties,
               --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and the Section 8.2 Indemnified Parties and Section 8.3 Indemnified Parties and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise.

                                 [END OF PAGE]

          [EXECUTION PAGE OF STOCK PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 VIPER WIRELESS, INC.

                                 By:  /s/ Thomas H. Sullivan
                                     ------------------------------
                                   Name:  Thomas H. Sullivan
                                   Title: President

                                 TELECORP HOLDING CORP., INC.


                                 By:  /s/ Thomas H. Sullivan
                                     ------------------------------
                                   Name:  Thomas H. Sullivan
                                   Title: President

                                 TELECORP PCS, INC.


                                 By:  /s/ Thomas H. Sullivan
                                     ------------------------------
                                   Name:  Thomas H. Sullivan
                                   Title: Executive Vice President

  Stockholder                Shares of Class A        Shares of Class B       Shares of Series A
                             Common Stock             Common Stock            Preferred Stock

Gerald Vento                 3,750                    0                       0

Thomas Sullivan              3,750                    0                       0

TeleCorp Holding             0                        42,500                  71,274.20
Corp., Inc.

                                                                    SCHEDULE 4.2

                              Purchaser Consents
                              ------------------

                                        None.

                                                                    SCHEDULE 4.4

                            Attributable Interests
                            ----------------------

TeleCorp Holding Corp., Inc holds the following licenses:

1.  Beaumont-Port Arthur, TX BTA
2.  Little Rock, AR BTA
3.  Memphis, TN BTA
4.  New Orleans, LA BTA

Upon the closing of the transactions contemplated by the License Acquisition Agreement by and between Mercury PCS II, LLC and TeleCorp PCS, Inc., TeleCorp Holding Corp., Inc. will hold:

1.  Baton Rouge, LA BTA
2.  Hammond, LA BTA
3.  Houma-Thibodeaux, LA BTA
4.  Lafayette-New Iberia, LA BTA

Upon the closing of the transactions contemplated by the License Acquisition Agreement by and between Wireless 2000, Inc. and TeleCorp PCS, Inc., TeleCorp Holding Corp., Inc. will hold:

1.  Alexandria, LA  BTA
2.  Monroe, LA BTA
3.  Lake Charles, LA BTA

                                                                    SCHEDULE 5.2

                               Company Consents
                               ----------------

                                      None.

                                                                    SCHEDULE 5.6

                      Outstanding Options, Warrants, etc.
                      -----------------------------------


                                     None.